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                                                                    Exhibit 10.5

                                      FORM
                                       OF
                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement") is made as of ____________, _____ by and between Sybron Dental Specialties, Inc., a Delaware corporation (the "Company"), and ________________________, a director and/or an executive officer of the Company (the "Indemnitee").

     WHEREAS, it is essential to the Company to retain and attract as directors and executive officers the most capable persons available; and

     WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and executive officers of public companies in today's environment; and

     WHEREAS, applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation (the "Certificate") and the Company's Bylaws (the "Bylaws") require the Company to indemnify and advance expenses to its directors and executive officers to the fullest extent permitted by law and the Indemnitee's service as a director and/or an executive officer is, in part, in consideration of such indemnification rights; and

     WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability in order to enhance the Indemnitee's service to the Company in an effective manner, and to provide the Indemnitee with specific contractual assurances that the protections promised by the DGCL, the Certificate and the Bylaws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the DGCL, the Certificate or the Bylaws, any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the Indemnitee's service as a director and/or an executive officer of the Company, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Company and the Indemnitee agree as follows:

     1. Contractual Nature of Existing Indemnification Provisions. The indemnification provisions contained in Section 145 of the DGCL, Article TENTH of the Certificate and Article VIII of the Bylaws, as in effect on the date hereof and as either may be amended to provide more advantageous indemnification rights to the Indemnitee, shall be deemed to be a contract between the Company and the Indemnitee and any amendment, modification, revocation or repeal of any


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of such provisions of Section 145 of the DGCL, Article TENTH of the Certificate
or Article VIII of the Bylaws shall not limit any rights of the Indemnitee hereunder to indemnification or the allowance of expenses.

     2. Subrogation. In the event the Company shall make any payments pursuant to Section 145 of the DGCL, Article TENTH of the Certificate, Article VIII of the Bylaws or this Agreement, the Company shall be subrogated to the extent of such payments to all of the rights of recovery of the Indemnitee, who agrees to execute all documents required and to do everything that may be necessary or desirable to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

     3. Non-Exclusivity. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the DGCL, the Certificate or the Bylaws.

     4. Governing Law. This Agreement shall be governed by and construed in accordance with Delaware law. Any suit relating to a breach by the Company of its obligations pursuant to this Agreement must be brought before the Court of Chancery for the State of Delaware, which court shall have exclusive jurisdiction to hear and determine such matter.

     5. Severability. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision to the extent that such clause or provision is valid or enforceable, and shall not in any manner affect any other clause or provision of this Agreement.

     6. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by the parties hereto.

     7. Binding Effect. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of the Company's assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

     8. Effectiveness. The provisions of this Agreement shall cover claims, actions, suits and other proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. By way of example but not of limitation, this Agreement shall apply to all liabilities, known or unknown, contingent or otherwise, that presently exist or arise in the future, regardless of whether the liabilities relate to activities of the Indemnitee or the Company preceding or subsequent to the date of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        SYBRON DENTAL SPECIALTIES, INC.



                                        By: ____________________________________

                                             Name: _____________________________

                                             Title: ____________________________




                                        ________________________________________

                                        ___________________, Indemnitee




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